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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-129028, 333-131518, 333-138720 and 333-141977) of Metabasis Therapeutics, Inc. and in the related Prospectus and in the Registration Statements on Form S-8 (Nos. 333-116545, 333-125322, 333-133096 and 333-141983) of our reports dated March 14, 2008, with respect to the financial statements of Metabasis Therapeutics, Inc., and the effectiveness of internal control over financial reporting of Metabasis Therapeutics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP
San Diego, California
March 14, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM